SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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     to Sec. 240.14a-11(c) or
     Sec. 240.14a-12

(Name of Registrant as
Specified In Its Charter)
Fidelity Charles Street Trust

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PROXY MATERIALS

I M P O R T A N T

PLEASE CAST YOUR VOTE NOW!

FIDELITY MID-CAP STOCK FUND

Dear Investor:

I am writing to let you know that we have rescheduled the shareholder meeting for Fidelity Mid-Cap Stock Fund for January 19, 2000, and that you have the opportunity to cast your vote on the selection of independent accountants for the Fund. As you know, at the Fund's shareholder meeting in September, we postponed the vote on this proposal after the Board of Trustees of the Fund decided to appoint Deloitte & Touche LLP as the Fund's independent accountants. Adjourning the meeting and postponing the vote allowed us time to prepare and provide you with revised proxy materials. This package contains information about the proposal and the material to use when voting by mail.

Please read the enclosed materials and cast your vote on the proxy card(s). PLEASE VOTE AND RETURN YOUR CARD(S) PROMPTLY, REGARDLESS OF WHETHER YOU VOTED YOUR SHARES AT THE MEETING IN SEPTEMBER AND NO
MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

   Neither the Fund nor its shareholders will bear the costs associated with printing or mailing additional proxy materials or reconvening the special meeting of shareholders. As we advised you by letter in September, after the original proxy statement was mailed on July 19, 1999, PricewaterhouseCoopers LLP communicated to officers of the Fund that, as of that date, a manager in PricewaterhouseCoopers LLP's consulting business in its Boston office held shares of the Fund. This investment was inconsistent with independence standards pertaining to accountants. As a result, the Board of Trustees decided to appoint Deloitte & Touche LLP as independent accountants of the Fund.

The proposal to ratify the appointment of Deloitte & Touche LLP has been considered carefully by the Board of Trustees. The Trustees, most of whom are not affiliated with Fidelity, are responsible for protecting your interests as a shareholder, and the Trustees believe this proposal is in shareholders' best interest. They recommend that you cast your vote to ratify the appointment of Deloitte & Touche LLP.

VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED. To cast your vote, simply complete the proxy card(s) enclosed in the package. Be sure to sign the card(s) before mailing it in the postage-paid envelope.

If you have any questions before you vote, please call Fidelity at 1-800-544-8888. We'll be glad to help you get your vote in quickly. Thank you for your participation in this important initiative.

Sincerely,

Eric D. Roiter
Secretary

You are being asked to vote on the following proposal:

TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT
ACCOUNTANTS OF FIDELITY MID-CAP STOCK FUND.

By a vote of the non-interested Trustees, the firm of Deloitte & Touche LLP has been selected as independent accountants for the fund to sign or certify any financial statements of the fund required by any law or regulation to be certified by an independent accountant and filed with the Securities and Exchange Commission (SEC) or any state. Pursuant to the 1940 Act, such selection requires the ratification of shareholders. In addition, as required by the 1940 Act, the vote of the Trustees is subject to the right of the fund, by vote of a majority of its outstanding voting securities at any meeting called for the purpose of voting on such action, to terminate such employment
without penalty.    Deloitte & Touche LLP has advised the fund that to
the best of its knowledge and belief, as of the commencement of the firm's professional engagement to examine the fund's financial statements, no Deloitte & Touche LLP professional will hold any direct or material indirect ownership interest in such fund inconsistent with the independence standards pertaining to accountants.

For the fund's fiscal years ended April 30,1999 and April 30, 1998,
the firm of PricewaterhouseCoopers LLP    (PwC)     acted as the
fund's accountants. Effective September 16, 1999, the non-interested Trustees selected the firm of Deloitte & Touche LLP as the independent accountants for the fund beginning with the fund's fiscal year ended April 30, 2000, upon the recommendation of the fund's Audit Committee.

   PwC's     audit reports for the fiscal years ended April 30, 1999
and April 30, 1998, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. Further, there
were no disagreements between the fund and    PwC     on accounting
principles or practices, financial statement disclosures, or audit scope or procedures, which if not resolved to the satisfaction of
   PwC     would have caused    PwC     to make reference to the
subject matter of the disagreements in connection with    its
report on the financial statements for such years.

The independent accountants examine annual financial statements for the fund and provide other audit and tax-related services. In recommending the selection of the fund's accountants, the Audit Committee reviewed the nature and scope of the services to be provided (including non-audit services) and whether the performance of such services would affect the accountants' independence. Representatives
of Deloitte & Touche LLP    and PwC     are not expected to be present
at the Meeting, but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

(fidelity logo graphic)(registered trademark)

MCS-PXL   /    ADJ-1199
   1.731874.100